UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2023

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 13, 2023, Nocera, Inc. (the “Company”) received a resignation notice from a member of its Board of Directors (“Board”), David Yu-Lung Kou. Such resignation is effective as of July 13, 2023. Mr. Kou’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The position of Chief Executive Officer, President and Chairman of the Board was vacant as of July 8, 2023, which was due to the unexpected death of Yin-Chieh (“Jeff”) Cheng, the Company’s former Chief Executive Officer, President and Chairman of the Board.

(c) On July 13, 2023, the Board appointed David Yu-Lung Kou as the Company’s Acting Chief Executive Officer, effective July 13, 2023.

David Kou, age 53, served as an independent member of our Board of Directors from December 19, 2019 until his resignation on July 13, 2023. Mr. Kou also served as the Chair and as the audit committee financial expert of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee. Mr. Kou is an executive with diversified experience in global business operations, product management, sales, marketing, and branding - including regional distribution and retail sales. He is experienced in (business) localization, product (roadmap) planning, business and operation establishment, restructuring and crisis recovery. Mr. Kou has experience in turn-around situations to achieve positive cash flow, strategic business planning and execution and innovative product creation and launch planning. Mr. Kou is currently the Chief of Strategy and Planning for Wistron Corp. His former employment positions include General Manager of TP Vision from 2015-2018, Vice President – Branded Business Operations at TPV from 2015-2018, a Business Advisor/Consultant of HokangTek from 2014-2018, Business and Operations Advisor of Top Innovation from 2014-2018, and an Executive Director, Global Sales of HTC Corp. from 2012-2014. He attended the University of Southern California earning an MSc. Electrical Engineering in 1991.

(d) On July 13, 2023, the Board appointed each of Cheng Lu Min Huay and Yih-Yu (“Grace”) Lei to the position of director, effective as of July 13, 2023. Ms. Lei has been appointed to serve as the Chair of the Audit Committee of the Board and has been deemed by the Board to qualify as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K. Ms. Lei has also been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board, effective upon becoming a director of the Company.

The Board has affirmatively determined that Ms. Lei meets the applicable standards for an independent director under both the rules of The Nasdaq Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934.

Neither Ms. Cheng nor Ms. Lei has entered into agreements relating to compensation with regard to their service as directors of the Company and neither is a party to any arrangement or understanding with any person pursuant to which she was appointed as a director nor is party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: July 13, 2023	By: /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

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